                           SUBORDINATED LOAN AGREEMENT

                                   dated as of

                              ______________, 2004

                                     between

                         DREAMWORKS ANIMATION SKG, INC.


                                       and


                              HOME BOX OFFICE, INC.

                                TABLE OF CONTENTS


ARTICLE 1     DEFINITIONS .................................................................   1

      SECTION 1.01      Definitions .......................................................   1

      SECTION 1.02      Accounting Terms ..................................................  10

ARTICLE 2     LOAN ........................................................................  10

      SECTION 2.01      Intentionally Deleted .............................................  10

      SECTION 2.02      Funding of Original Subordinated Loan .............................  10

      SECTION 2.03      Subordinated Note .................................................  11

      SECTION 2.04      Maturity of the Subordinated Loan .................................  11

      SECTION 2.05      Prepayments and Repayments of the Subordinated Loan ...............  11

            (a)    Mandatory Prepayments ..................................................  11

            (b)    Voluntary Prepayments ..................................................  11

            (c)    Payment Mechanics ......................................................  11

      SECTION 2.06      Interest ..........................................................  11

      SECTION 2.07      Use of Proceeds ...................................................  12

ARTICLE 3     REPRESENTATIONS AND WARRANTIES ..............................................  12

      SECTION 3.01      Organization, Powers, Qualification, Good Standing and
                        Subsidiaries ......................................................  12

            (a)    Organization and Powers ................................................  12

            (b)    Qualification and Good Standing ........................................  12

            (c)    Subsidiaries ...........................................................  13

      SECTION 3.02      Authorization, Execution and Enforceability .......................  13

      SECTION 3.03      Financial Condition ...............................................  13

      SECTION 3.04      Title to Properties; Liens ........................................  14

      SECTION 3.05      Litigation; Adverse Facts .........................................  14

      SECTION 3.06      Governmental Regulation ...........................................  14

      SECTION 3.07      Disclosure ........................................................  14

      SECTION 3.08      Governmental Authorization and Required Consents ..................  15

      SECTION 3.09      No Conflicts ......................................................  15

      SECTION 3.10      No Material Adverse Change ........................................  15

      SECTION 3.11      Taxes .............................................................  15

      SECTION 3.12      Matters Relating to Collateral ....................................  16

            (a)    Creation, Perfection and Priority of Liens .............................  16

            (b)    Governmental Authorizations ............................................  16

            (c)    Absence of Third-Party Filings .........................................  16

ARTICLE 4     CONDITIONS PRECEDENT TO CLOSING .............................................  16

      SECTION 4.01      Closing Documents .................................................  16

            (a)    Agreement and Subordinated Note ........................................  16

            (b)    DreamWorks Documents ...................................................  16

            (c)    HBO License Agreement Amendment ........................................  16

            (d)    Collateral Documents ...................................................  17

            (e)    Consents ...............................................................  17

            (f)    Corporate Documents ....................................................  17

            (g)    Opinions of Counsel to DreamWorks Animation ............................  18

            (h)    UCC Searches ...........................................................  18

            (i)    Closing Certificate ....................................................  18

            (j)    Other Documents ........................................................  18

      SECTION 4.02      Additional Closing Conditions .....................................  18

ARTICLE 5     COVENANTS ...................................................................  19

      SECTION 5.01      Financial Statements and Other Reports ............................  19

      SECTION 5.02      Conduct of Business and Maintenance of Existence ..................  20

      SECTION 5.03      Maintenance of Properties .........................................  20

      SECTION 5.04      Compliance with Laws, etc. ........................................  20

      SECTION 5.05      Debt ..............................................................  20

      SECTION 5.06      Prohibition on Liens ..............................................  21

      SECTION 5.07      Restricted Payments ...............................................  21

      SECTION 5.08      Transactions with Shareholders and Affiliates .....................  22

      SECTION 5.09      Restrictions on Organizational Documents ..........................  22

ARTICLE 6     EVENTS OF DEFAULT; REMEDIES; LIMITATION EVENTS ..............................  22

      SECTION 6.01      Events of Default .................................................  22

      SECTION 6.02      Remedies for Events of Default ....................................  23

      SECTION 6.03      Other Remedies for Breach .........................................  24

      SECTION 6.04      Limitation Events .................................................  25

      SECTION 6.05      No Effect Upon HBO License Agreement or HBO Senior
                        Security Agreement ................................................  25

ARTICLE 7     MISCELLANEOUS ...............................................................  26

      SECTION 7.01      Notices ...........................................................  26

      SECTION 7.02      No Waivers; Cumulative Remedies; Amendments .......................  26

      SECTION 7.03      Indemnification ...................................................  26

      SECTION 7.04      Expenses; Documentary Taxes .......................................  27

      SECTION 7.05      Successors and Assigns ............................................  27

      SECTION 7.06      Assignment ........................................................  27

      SECTION 7.07      Confidentiality ...................................................  28

      SECTION 7.08      New York Law; Submission to Jurisdiction; Waiver of
                        Jury Trial ........................................................  28

      SECTION 7.09      Severability ......................................................  28

      SECTION 7.10      Captions ..........................................................  29

      SECTION 7.11      Counterparts ......................................................  29

                                    SCHEDULES

Schedule 1.01(f) - Existing Liens
Schedule 3.01 -    Subsidiaries
Schedule 3.03 -    Certain Dispositions
Schedule 7.01 -    Addresses for Notices

                                    EXHIBITS

Exhibit A -   Form of Animation Security Agreement
Exhibit B -   Form of Subordinated Note
Exhibit C-1 - Form of Opinion of Cravath, Swaine & Moore LLP
Exhibit C-2 - Form of Opinion of Katherine Kendrick, General Counsel of
              DreamWorks Animation

                           SUBORDINATED LOAN AGREEMENT

      This SUBORDINATED LOAN AGREEMENT is dated as of ____________________, 2004 and entered into by and between DREAMWORKS ANIMATION SKG, INC., a Delaware corporation ("DREAMWORKS ANIMATION"), and HOME BOX OFFICE, INC., a Delaware corporation ("HBO").

                                 R E C I T A L S

      WHEREAS, HBO and DreamWorks L.L.C. ("DREAMWORKS") are parties to the HBO License Agreement (as defined below);

      WHEREAS, in connection with an amendment to the HBO License Agreement dated as of May 3, 2000, HBO and DreamWorks entered into that certain Subordinated Loan Agreement dated as of December 15, 2000, as amended by that certain letter agreement dated as of December 20, 2000 (the "ORIGINAL SUBORDINATED LOAN AGREEMENT"), pursuant to which HBO made a subordinated term loan to DreamWorks in an aggregate principal amount equal to One Hundred Twenty-Five Million Dollars ($125,000,000) (the "ORIGINAL SUBORDINATED LOAN"); and

      WHEREAS, in connection with the transactions described in that certain letter agreement dated as of __________, 2004 (the "TRANSACTION AGREEMENT") among HBO, DreamWorks Animation and DreamWorks, including, but not limited to
(i) the formation, separation and initial public offering of DreamWorks Animation; (ii) the execution of an amendment to the HBO License Agreement dated of even date herewith (the "HBO LICENSE AGREEMENT AMENDMENT"); and (iii) the execution of the Attornment Agreement, the Animation Security Agreement (each such term, as defined below) and certain other documents in connection therewith, HBO and DreamWorks have agreed to amend and restate certain of the terms of the Original Subordinated Loan Agreement and DreamWorks Animation has agreed to assume and repay a portion of the Original Subordinated Loan in a principal amount equal to Eighty Million Dollars ($80,000,000) (of which, a principal amount equal to Thirty Million Dollars ($30,000,000) will be prepaid by DreamWorks Animation on the date hereof).

      NOW, THEREFORE, the parties hereto agree as follows:

                                    ARTICLE 1

                                   DEFINITIONS

      SECTION 1.01 DEFINITIONS. The following terms, as used herein, have the following meanings:

      "AFFILIATE" means, with respect to any Person, any other Person that, directly or indirectly, controls, is controlled by or is under common control with such Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling", "controlled by" and "under common control with"), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities, by contract or otherwise.

      "AGREEMENT" means this Subordinated Loan Agreement dated as of _______________, 2004, by and between DreamWorks Animation and HBO, as such agreement may be amended, supplemented or otherwise modified from time to time in accordance with its terms.

      "ANIMATION SECURITY AGREEMENT" means that certain Security Agreement dated of even date herewith between DreamWorks Animation and HBO substantially in the form of Exhibit A hereto, as such agreement may be amended, supplemented or otherwise modified from time to time in accordance with its terms, which security agreement secures DreamWorks Animation's obligations to HBO with respect to the Subordinated Loan and under all Subordinated Loan Documents, including, but not limited to, this Agreement and the Attornment Agreement.

       "ATTORNMENT AGREEMENT" means that certain Attornment Agreement dated of even date herewith between DreamWorks Animation and HBO, as such agreement may be amended, supplemented or otherwise modified from time to time in accordance with its terms.

      "AUTHORIZED OFFICER" means, with respect to any Person, its chairman, chief executive officer, president, chief financial officer or chief operating officer.

      "BANKRUPTCY CODE" means Title 11 of the United States Code.

      "BUSINESS DAY" means any day except a Saturday, Sunday or other day on which commercial banks in the City of New York or City of Los Angeles are authorized or required by law to close.

      "CLOSING" means the delivery of all of the documents set forth in SECTION
4.01 in form and substance satisfactory to HBO and the satisfaction of all of the additional conditions set forth in SECTION 4.02.

      "CLOSING DATE" means the date on which the Closing occurs.

      "COLLATERAL" has the meaning assigned to such term in the Animation Security Agreement.

      "COLLATERAL DOCUMENTS" means the Animation Security Agreement and all other instruments or documents delivered by DreamWorks Animation pursuant to this Agreement or any of the other Subordinated Loan Documents in order to grant to HBO, or perfect in favor of HBO, a Lien on the Collateral as security for the Subordinated Loan.

      "COMMISSION" means the Securities and Exchange Commission.

      "CONSOLIDATED" means, when applied to an accounting term used with respect to more than one Person, such accounting term determined on a consolidated basis for such Persons in accordance with GAAP, including principles of consolidation under GAAP.

      "CONTROLLING PERSON" has the meaning set forth in SECTION 7.03.

      "DEBT" has the meaning assigned to the term "Indebtedness" in the Senior Credit Agreement, as such agreement may be amended, modified, amended and restated, supplemented or waived from time to time.

      "DEFAULT" means any Event of Default or any event or condition which, with the giving of notice or lapse of time or both, would, unless cured or waived, become an Event of Default.

      "DESIGNATED SENIOR AGENT" means JPMorgan Chase Bank, as administrative agent under the Senior Credit Agreement, or any replacement Person designated by the Designated Senior Lenders as the Designated Senior Agent with respect to the matters set forth herein.

      "DESIGNATED SENIOR LENDERS" means, from time to time, the lenders party to the Senior Credit Agreement.

      "DOLLARS" and "$" mean dollars in lawful currency of the United States of America.

      "DREAMWORKS" has the meaning set forth in the Recitals to this Agreement, and includes any of its successors.

      "DREAMWORKS ANIMATION" has the meaning set forth in the introduction to this Agreement, and includes any of its successors.

      "DREAMWORKS DISTRIBUTION AGREEMENT" means that certain Distribution Agreement dated ____________ between DreamWorks and DreamWorks Animation, as such agreement may be amended, supplemented or otherwise modified from time to time in accordance with its terms and the terms of the Subordinated Loan Documents.

      "DREAMWORKS LOAN AGREEMENT" means that certain Amended and Restated Subordinated Loan Agreement dated of even date herewith between HBO and DreamWorks, as such agreement may be amended, supplemented or otherwise modified from time to time in accordance with its terms.

      "DREAMWORKS SERVICES AGREEMENT" means that certain Services Agreement dated ____________ between DreamWorks and DreamWorks Animation, as such agreement may be amended, supplemented or otherwise modified from time to time in accordance with its terms and the terms of the Subordinated Loan Documents.

       "ELIGIBLE ASSIGNEE" means (a) any Person that is a commercial bank organized under the laws of the United States, or any state thereof, and having total assets in excess of $1,000,000,000, calculated in accordance with GAAP;
(b) any Person that is a commercial bank organized under the laws of any other country that is a member of the Organization for Economic Cooperation and Development (the "OECD"), or any political subdivision of any such country, and having total assets in excess of $1,000,000,000, calculated in accordance with GAAP, provided that such commercial bank is acting, through a branch or agency located in the country in which it is organized or another country that is also a member of the OECD; (c) any Affiliate of HBO; and (d) any other Person consented to by DreamWorks Animation in writing as an "Eligible Assignee" for the purposes of this Agreement. DreamWorks Animation agrees not to unreasonably withhold its consent to any request by HBO to designate any Person as an

"Eligible Assignee" pursuant to clause (d) of the preceding sentence for the purposes of making an assignment pursuant to SECTION 7.06.

      "EMPLOYEE EQUITY PLAN" means the DreamWorks Animation Equity Compensation Plan dated _________, 2004, as such plan may be amended from time to time.

      "EMPLOYEE EQUITY REPURCHASE" has the meaning set forth in SECTION 5.07(A).

      "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

      "EURODOLLAR RATE" means, with respect to the Subordinated Loan during a specified Interest Period, the rate per annum obtained by dividing (a) the rate of interest determined on the basis of the rate for deposits in Dollars for a period equal to such Interest Period, commencing on the first day of such Interest Period, appearing on page 3750 of the Dow Jones Markets screen as of 11:00 a.m., London time, two Business Days prior to the beginning of such Interest Period by (b) a percentage equal to 100% minus the stated maximum rate of all reserve requirements (including any marginal, emergency, supplemental, special or other reserves) applicable on the first day of such Interest Period to any member bank of the Federal Reserve System in respect of "Eurocurrency liabilities" as defined in Regulation D (or any successor category of liabilities under Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time). In the event that such rate does not appear on Page 3750 of the Dow Jones Markets screen (or otherwise on such screen), the "EURODOLLAR RATE" shall be determined by reference to such other publicly available service for displaying eurodollar rates as may be agreed upon by HBO and DreamWorks Animation, or in the absence of such agreement, the "EURODOLLAR RATE" shall instead be the rate per annum equal to the rate at which the Designated Senior Agent is offered Dollar deposits at or about 11:00 a.m., New York City time, two Business Days prior to the beginning of such Interest Period, in the interbank eurodollar market where the eurodollar and foreign currency and exchange operations in respect of its Eurodollar Loans (as defined in the Senior Credit Agreement) are then being conducted for delivery on the first day of such Interest Period, for a period equal to such Interest Period and in an amount comparable to the amount of the Subordinated Loan to be outstanding during such Interest Period.

      "EVENT OF DEFAULT" has the meaning set forth in SECTION 6.01.

      "EQUITY INTEREST" means any equity, ownership or profit participation interest in a Person.

      "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

      "FINANCIAL STATEMENTS" has the meaning set forth in SECTION 3.03.

      "FINANCING LEASE" means any lease of property, real or personal, the obligations of the lessee in respect of which are required in accordance with GAAP to be capitalized on a balance sheet of the lessee.

      "FUNDING DATE" means December 28, 2000.

      "GAAP" means, subject to SECTION 1.02, generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other Person as may be approved by a significant segment of the accounting profession, which are applicable to the circumstances as of the time of determination.

      "GUARANTEE OBLIGATION" has the meaning assigned to such term in the Senior Credit Agreement, as such agreement may be amended, modified, amended and restated, supplemented or waived from time to time.

      "HBO" has the meaning set forth in the introduction to this Agreement, and includes any of its successors (other than any Person to whom a sale, assignment or participation in the Subordinated Loan is made or sold).

      "HBO LICENSE AGREEMENT" means that certain License Agreement between DreamWorks and HBO dated as of March 7, 1995, as amended by that certain amendment dated as of March 7, 1995, that certain amendment dated as of January 15, 1997, that certain amendment dated as of January 15, 1998, that certain amendment dated as of June 24, 1999, that certain amendment dated as of September 14, 1999, that certain amendment dated as of May 3, 2000, that certain amendment dated as of December 26, 2000, that certain amendment dated as of September 11, 2002 and the HBO License Agreement Amendment, as the same may hereafter be amended, modified or supplemented from time to time.

      "HBO LICENSE AGREEMENT AMENDMENT" has the meaning set forth in the Recitals to this Agreement.

      "HBO PAYMENT ACCOUNT" means that certain bank account located at JPMorgan Chase Bank, 4 New York Plaza, New York, NY 10004; Account Name: Home Box Office; Account Number: 323011101; ABA Number: 021000021.

      "HBO SENIOR SECURITY AGREEMENT" means that certain Security Agreement between DreamWorks and HBO dated as of March 7, 1995, as the same may hereafter be amended, modified or supplemented from time to time.

       "INDEMNIFIED PARTIES" or "INDEMNIFIED PARTY" has the meaning set forth in
SECTION 7.03.

      "INDEMNIFYING PARTY" has the meaning set forth in SECTION 7.03.

      "INTEREST PAYMENT DATE" has the meaning set forth in SECTION 2.06(B).

      "INTEREST PERIOD" means, initially, the period commencing on the Funding Date and ending three months thereafter, and thereafter, each period commencing on the last day of the next preceding Interest Period and ending three months thereafter; provided, that, (a) if any Interest Period would otherwise end on a day that is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the immediately preceding Business Day; (b) no Interest Period may extend beyond the Scheduled Maturity Date; and (c) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month.

      "INTEREST RATE" has the meaning set forth in SECTION 2.06(A).

      "LEVERAGE RATIO" has the meaning assigned to such term in the Senior Credit Agreement, as such agreement may be amended or waived from time to time.

      "LIEN" means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge or other security interest or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, but not limited to, any conditional sale or other title retention agreement and any Financing Lease having substantially the same economic effect as any of the foregoing).

      "MATERIAL ADVERSE EFFECT" means a material adverse effect on the ability of DreamWorks Animation and its Subsidiaries, taken as a whole, to perform their respective covenants and obligations in a timely manner under the Subordinated Loan Documents.

      "ORGANIZATIONAL DOCUMENTS" of a corporation means the certificate or articles of incorporation and the bylaws of such corporation.

      "ORIGINAL SUBORDINATED LOAN" has the meaning set forth in the Recitals to this Agreement.

      "ORIGINAL SUBORDINATED LOAN AGREEMENT" has the meaning set forth in the Recitals to this Agreement.

       "PERMITTED ENCUMBRANCES" means the following types of Liens; provided, however, for the avoidance of doubt, any Lien on the Collateral, including, but not limited to, DreamWorks Animation's rights to receive payments from DreamWorks or HBO in connection with the Attornment Agreement or the HBO License Agreement shall not be a Permitted Encumbrance; and, provided, further, no Permitted Encumbrance shall be construed or interpreted as having any effect or limitation on HBO's security interest under the Animation Security Agreement:

            (a) Liens for taxes (so long as the documentation relating to such obligations is reasonably satisfactory to HBO) not yet due or which are being contested in good faith by appropriate proceedings; provided that adequate reserves with respect thereto are maintained on the books of DreamWorks Animation or its Subsidiaries, as the case may be, in conformity with GAAP;

            (b) carriers', warehousemen's, mechanics', materialmen's, repairmen's or other like Liens arising in the ordinary course of business which are not overdue for a period of more than 60 days or which are being contested in good faith by appropriate proceedings;

            (c) pledges or deposits in connection with workers' compensation, unemployment insurance and other social security legislation and deposits securing liability to insurance carriers under insurance or self-insurance arrangements;

            (d) deposits to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

            (e) easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business which do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of DreamWorks Animation or the applicable Subsidiary;

            (f) Liens in existence on the date hereof and listed on Schedule 1.01(f).

            (g) Liens securing Debt of DreamWorks Animation and its Subsidiaries incurred to finance the acquisition of fixed or capital assets; provided that (1) such Liens shall be created substantially simultaneously with the acquisition of such fixed or capital assets; (2) such Liens do not at any time encumber any property other than the property financed by such Debt; and (3) the amount of Debt secured thereby is not increased;

            (h) Liens arising out of any financing or other transaction in which a Person purchases, factors or otherwise finances accounts receivable (or interests therein) of DreamWorks or any of its Subsidiaries;

            (i) rights of licensees under access agreements pursuant to which such licensees have access to duplicating material for the purpose of making prints of films licensed to them, and rights of distributors, exhibitors, licensees and other Persons in films created in connection with the distribution and exploitation of such films in the ordinary course of business and not securing any Debt;

            (j) Liens securing Debt incurred in connection with acquiring rights to films in the ordinary course of business; provided that (1) the Debt secured by such Liens does not constitute a general obligation of DreamWorks Animation or any of its Subsidiaries and that under the terms of such Debt the lender thereof has recourse only to such films and the rights pertaining thereto and, in each case, to the proceeds thereof; (2) such Liens shall be created substantially simultaneously with the acquisition or production of such films; and (3) such Liens do not at any time encumber any property other than the films being produced or acquired;

            (k) Liens securing Debt arising from advances to DreamWorks Animation or any of its Subsidiaries made by licensees of product in order to finance the production thereof; provided that the aggregate principal amount of such Debt shall not exceed (as to DreamWorks Animation and all of its Subsidiaries) $50,000,000 at any time outstanding;

            (l) Liens (not otherwise permitted hereunder) which secure Indebtedness not exceeding (as to DreamWorks Animation and all of its Subsidiaries) $25,000,000 in aggregate principal amount at any time outstanding;

            (m) Liens in favor of HBO securing the obligations of DreamWorks Animation to HBO in connection with the Attornment Agreement and the Animation Security Agreement;

            (n) Liens in favor of the Designated Senior Agent, on behalf of the Designated Senior Lenders, in the assets and property of DreamWorks Animation, but excluding therefrom any Liens on the Collateral, including, but not limited to, any Liens on DreamWorks Animation's rights to receive payments of license fees from DreamWorks or HBO in connection with the Attornment Agreement or HBO License Agreement, as security for the Senior Debt;

            (o) Liens securing the performance of DreamWorks Animation's obligations to DreamWorks under the DreamWorks Distribution Agreement; provided, that such Liens do not include any Liens on the Collateral, including, but not limited to, any Liens on DreamWorks Animation's rights to receive payments of license fees from DreamWorks or HBO in connection with the Attornment Agreement or HBO License Agreement, as security for the Senior Debt; and

            (p) other Liens (not otherwise permitted hereunder) that are permitted by the Senior Credit Agreement, as such agreement or guarantee may be amended, modified, amended and restated, supplemented or waived from time to time.

      "PERSON" means an individual or a corporation, partnership, trust, incorporated or unincorporated association, joint venture, joint stock company, government (or any agency or political subdivision thereof) or other entity of any kind.

      "POST-DEFAULT RATE" has the meaning set forth in SECTION 2.06(A).

      "PROJECTED SOURCES" has the meaning assigned to such term in the Senior Credit Agreement.

      "PROJECTED USES" has the meaning assigned to such term in the Senior Credit Agreement.

      "REMEDIES BAR PERIOD" means a period of up to one year commencing with the delivery, as provided in SECTION 7.01, of written notice to HBO and DreamWorks Animation by the Designated Senior Agent but only so long as any Event of Default (as defined in the Senior Credit Agreement) shall have occurred and be continuing under the Senior Credit Agreement; provided, however, the Designated Senior Agent shall only be permitted to give one such notice with respect to any one Event of Default; and provided, further, that any and all Remedies Bar Periods from time to time in effect hereunder shall expire no later than 120 days after the Scheduled Maturity Date.

      "REORGANIZATION" means any voluntary or involuntary dissolution, winding-up, total or partial liquidation or reorganization, or bankruptcy, insolvency, receivership or other statutory or common law proceedings or arrangements involving DreamWorks Animation or any of its assets or the readjustment of its liabilities or any assignment for the benefit of creditors or any marshaling of its assets or liabilities.

      "RESTRICTED PAYMENT" means (a) any dividend or other distribution, direct or indirect, on account of any shares of any class of stock or membership interests of DreamWorks Animation now or hereafter outstanding, except a dividend payable solely in shares of that class of stock or membership interest to the holders of that class; (b) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any shares of any class of stock or membership interests of DreamWorks Animation now or hereafter outstanding; and (c) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any class of stock or membership interest of DreamWorks Animation now or hereafter outstanding.

      "SCHEDULED MATURITY DATE" means November 1, 2007.

      "SECURITIES ACT" means the Securities Act of 1933, as amended.

      "SENIOR CREDIT AGREEMENT" means: (a) that certain Credit Agreement dated as of October ___, 2004, among DreamWorks Animation, the several banks and other financial institutions from time to time parties to such Credit Agreement, _______________, as syndication agent, _______________, as documentation agent, and JPMorgan Chase Bank, as administrative agent, as the same hereafter may be modified, amended, amended and restated or supplemented (including any such modification, amendment, amendment and restatement or supplement that increases the principal amount available under such Credit Agreement); and (b) any successor or replacement senior credit facility that is designated as such by DreamWorks Animation, as such senior credit facility may be modified, amended, amended and restated or supplemented (including any such modification, amendment, amendment and restatement or supplement that increases the principal amount available under such Credit Agreement); provided, however, that only one such Senior Credit Agreement may exist at any one time.

      "SENIOR DEBT" means all principal, premium, if any, and interest (including interest accruing subsequent to the filing of, or which would have accrued but for the filing of, a petition for bankruptcy or other Reorganization, whether or not such interest is an allowable claim in such bankruptcy proceeding or other Reorganization, calculated at the rate set forth for overdue loans in the Senior Credit Agreement) of or on (including obligations under interest rate agreements entered into in connection with) Debt of DreamWorks Animation incurred under the Senior Credit Agreement, and all other amounts payable pursuant to the Senior Credit Agreement or any of the loan documents referred to therein, or any document executed and delivered by DreamWorks Animation in connection therewith, in each case, whether presently outstanding or hereafter created or incurred.

      "SENIOR LENDERS" means the lenders party to the Senior Credit Agreement and the term "SENIOR LENDER" means any lender party to the Senior Credit Agreement.

      "SUBORDINATED LOAN" means an aggregate principal amount equal to Eighty Million Dollars ($80,000,000), which amount reflects the portion of the Original Subordinated Loan that, from and after the date hereof, is being assumed by DreamWorks Animation in accordance with the terms of this Agreement and the Subordinated Note.

      "SUBORDINATED LOAN DOCUMENTS" means this Agreement, the Subordinated Note, the Transaction Agreement, the Collateral Documents, the Attornment Agreement and all Subordinated Loan Documents (as defined in the DreamWorks Loan Agreement).

      "SUBORDINATED NOTE" means the Subordinated Note, substantially in the form set forth as Exhibit B hereto, issued by DreamWorks Animation in accordance with the terms of this Agreement, as such note may be amended, supplemented or otherwise modified from time to time in accordance with its terms.

       "SUBSIDIARY" means, with respect to any Person, any corporation or other entity of which a majority of the capital stock or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by such Person.

      "TEST PERIOD" means, as of the last day of any fiscal quarter (each such day, a "TEST DATE"), the 12 month period commencing on the date immediately succeeding such Test Date.

      "TRANSACTION AGREEMENT" has the meaning set forth in the Recitals to this Agreement, as such agreement may be amended, supplemented or otherwise modified from time to time in accordance with its terms.

      SECTION 1.02 ACCOUNTING TERMS. Unless otherwise specified herein, all accounting terms used herein (and in any other Subordinated Loan Document and any certificate or document pursuant hereto or thereto) shall be interpreted, all accounting determinations shall be made, and all financial statements required to be delivered hereunder shall be prepared, in accordance with GAAP as applied from time to time under the Senior Credit Agreement.

                                    ARTICLE 2

                                      LOAN

      SECTION 2.01  INTENTIONALLY DELETED .


      SECTION 2.02 FUNDING OF ORIGINAL SUBORDINATED LOAN. Each of the parties hereto acknowledges that the Original Subordinated Loan was fully funded on the Funding Date and that a principal amount equal to Forty-Five Million Dollars ($45,000,000) is payable by DreamWorks in accordance with the terms of the DreamWorks Loan Agreement. Each of the parties hereto further acknowledges and agrees that DreamWorks Animation has assumed a principal amount equal to Eighty Million Dollars ($80,000,000), which amount shall be payable, together with interest thereon, by DreamWorks Animation in accordance with the terms hereof. The parties further acknowledge and agree that DreamWorks Animation has agreed to prepay a principal amount equal to Thirty Million Dollars ($30,000,000) on the date hereof. The parties further acknowledge and agree that amounts borrowed under the Original Subordinated Loan Agreement and subsequently repaid or prepaid may not be reborrowed.

      SECTION 2.03 SUBORDINATED NOTE. DreamWorks Animation shall execute and deliver to HBO on or prior to the Closing Date the Subordinated Note to evidence the Subordinated Loan to DreamWorks Animation in accordance with this Agreement, in the principal amount of the Subordinated Loan and with other appropriate insertions.

      SECTION 2.04 MATURITY OF THE SUBORDINATED LOAN. The Subordinated Loan is not subject to any scheduled interim amortization. The Subordinated Loan shall mature, and the then unpaid principal amount thereof shall become due and payable (together with interest accrued thereon), in cash, on the Scheduled Maturity Date. Notwithstanding the foregoing, all payments with respect to the Subordinated Loan are subject to the subordination provisions set forth in
Section 2 of the Subordinated Note.

      SECTION 2.05 PREPAYMENTS AND REPAYMENTS OF THE SUBORDINATED LOAN.

      (a) Mandatory Prepayments. DreamWorks Animation shall make a payment of principal in an amount equal to Thirty Million Dollars ($30,000,000) on the date hereof. Such payment shall be accompanied by all interest accrued on the amount so paid.

      (b) Voluntary Prepayments. Subject to the consent of the Senior Lenders as long as any Senior Debt remains unpaid (if such consent is required under the terms of the Senior Debt as in effect at the time of such prepayment), DreamWorks Animation at its option may, upon 30 days' written notice to HBO, at any time, prepay, without premium or penalty, all or any part of the principal amount of the Subordinated Loan. Any voluntary prepayments made pursuant to this
SECTION 2.05(B) shall be applied to reduce the outstanding principal amount of the Subordinated Loan that is unpaid at the time of such prepayment, together with accrued interest through the date of prepayment.

      (c) Payment Mechanics. All payments of principal and interest with respect to the Subordinated Loan shall be made by wire transfer in Dollars in same day funds to the HBO Payment Account (or to such other account as HBO may direct in writing to DreamWorks Animation). Whenever any payment on the Subordinated Loan is stated to be due on a day that is not a Business Day, such payment shall instead be made on the next Business Day, and such extension of time shall be included in the computation of interest payable on the Subordinated Loan. Each payment made hereunder will be credited first to interest then due and the remainder of such payment will be credited to principal, and interest will thereupon cease to accrue upon the principal so credited.

      SECTION 2.06  INTEREST.

      (a) Subject to SECTION 6.04, the Subordinated Loan shall bear interest for each day during each Interest Period with respect thereto at a rate per annum equal to the Eurodollar Rate plus 0.50% (50 basis points) per annum (the "INTEREST RATE"); provided, that upon the occurrence and during the continuance of any of the following events: (1) an Event of Default; (2) a material default by DreamWorks under the HBO License Agreement; (3) a material default by DreamWorks Animation under the Attornment Agreement; or (4) the failure on the part of DreamWorks Animation duly to observe or perform the covenants and agreements contained in

SECTION 5.05, the outstanding principal amount of the Subordinated Loan and, to the extent permitted by applicable law, any interest and other amounts not paid when due, shall bear interest at a rate that is 4.00% (400 basis points) per annum in excess of the Interest Rate (the "POST-DEFAULT RATE").

      (b) Subject to Section 2 of the Subordinated Note, interest on the Subordinated Loan shall be due and payable (1) quarterly in arrears on the last day of each Interest Period; (2) upon any prepayment or repayment of the Subordinated Loan (to the extent so prepaid or repaid); and (3) on the Scheduled Maturity Date (each such date, an "INTEREST PAYMENT DATE"), at the rate per annum determined in accordance with SECTION 2.06(A). Interest on the Subordinated Loan shall accrue from and including the most recent Interest Payment Date to which interest has been paid on the Subordinated Loan to but not including the date of payment, or if no interest has been paid thereon, from the date of issuance thereof until payment in full of the principal thereof. Interest shall be calculated on the basis of a 360-day year and paid for the actual number of days elapsed.

      (c) Anything in this Agreement or the Subordinated Note to the contrary notwithstanding, the interest rate on the Subordinated Loan shall in no event be in excess of the maximum rate permitted by applicable law.

      SECTION 2.07 USE OF PROCEEDS. The proceeds from the Subordinated Loan have been used to repay, in part, the senior debt of DreamWorks and for working capital and general corporate purposes.

                                    ARTICLE 3

                         REPRESENTATIONS AND WARRANTIES

      DreamWorks Animation represents and warrants to HBO as set forth below:

      SECTION 3.01 ORGANIZATION, POWERS, QUALIFICATION, GOOD STANDING AND SUBSIDIARIES.

      (a) Organization and Powers. DreamWorks Animation is a corporation duly incorporated, validly existing and in good standing under the laws of Delaware. DreamWorks Animation has all requisite corporate power and authority to own and operate its properties, to carry on its business as now conducted and as proposed to be conducted, to enter into the Subordinated Loan Documents to which it is a party and to carry out the transactions contemplated thereby.

      (b) Qualification and Good Standing. DreamWorks Animation is qualified to do business and in good standing in every jurisdiction where its assets are located and wherever necessary to carry out its business and operations, except in jurisdictions where the failure to be so qualified or in good standing has not had and would not reasonably be expected to have a Material Adverse Effect.

      (c) Subsidiaries. All of the Subsidiaries of DreamWorks Animation as of the Closing Date are identified in Schedule 3.01 annexed hereto. The capital stock of each of the Subsidiaries of DreamWorks Animation identified in Schedule
3.01 annexed hereto is duly authorized, validly issued, fully paid and nonassessable. Each of the Subsidiaries of DreamWorks Animation identified in
Schedule 3.01 annexed hereto is a corporation duly organized, validly existing and in good standing under the laws of its respective jurisdiction of incorporation set forth therein, has all requisite corporate power and authority to own and operate its properties and to carry on its business as now conducted and as proposed to be conducted, and is qualified to do business and in good standing in every jurisdiction where its assets are located and wherever necessary to carry out its business and operations, in each case except where failure to be so qualified or in good standing or a lack of such corporate power and authority has not had and would not reasonably be expected to have a Material Adverse Effect. Schedule 3.01 annexed hereto correctly sets forth, as of the Closing Date, the ownership interest of DreamWorks Animation and each of its Subsidiaries in each of the Subsidiaries of DreamWorks Animation identified therein.

      SECTION 3.02 AUTHORIZATION, EXECUTION AND ENFORCEABILITY. The execution, delivery and performance by DreamWorks Animation of each of the Subordinated Loan Documents to which it is a party and the issuance by DreamWorks Animation of the Subordinated Note have been duly and validly authorized and are within its corporate or other powers. Each of the Subordinated Loan Documents to which DreamWorks Animation is a party has been duly executed and delivered by DreamWorks Animation and constitutes its valid and binding agreement, enforceable against DreamWorks Animation in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

      SECTION 3.03 FINANCIAL CONDITION. The audited Consolidated balance sheet of DreamWorks Animation as at December 31, 2001, December 31, 2002 and December 31, 2003, and the related Consolidated statements of income and retained earnings and of cash flows for the fiscal years ended on such dates, reported on by and accompanied by an unqualified report from Ernst & Young LLP, present fairly the Consolidated financial condition of DreamWorks Animation as at such date, and the Consolidated results of its operations and its Consolidated retained earnings and cash flows for the fiscal years then ended. The unaudited Consolidated balance sheets of DreamWorks Animation as at March 31, 2004 and June 30, 2004, and the related unaudited Consolidated statements of income and retained earnings and of cash flows for the portion of the fiscal year ended on such date, present fairly the Consolidated financial condition of DreamWorks Animation as at such date, and the Consolidated results of its operations and its Consolidated retained earnings and cash flows for the portion of the fiscal year then ended (subject to normal year-end audit adjustments). All such audited and unaudited financial statements (with the related notes and schedules thereto, the "FINANCIAL STATEMENTS"), have been prepared in accordance with GAAP applied consistently throughout the periods involved (except as approved by the aforementioned firm of accountants and disclosed therein). Except as set forth on Schedule 3.03 annexed hereto, DreamWorks Animation and its Subsidiaries do not have any material Guarantee Obligation, contingent liabilities or liabilities for taxes, or any long-term leases or unusual forward or long-term commitments, including any interest rate or foreign currency swap or exchange transaction or other obligation in respect of derivatives, that are not reflected in the audited financial statements as at December 31, 2003 referred to in this paragraph. Except as set forth on Schedule 3.03 annexed hereto, during the period from December 31, 2003 to and including the date hereof, there has been no sale, transfer or other disposition by DreamWorks Animation or any of its Subsidiaries of any material part of its business or property other than in the ordinary course of business and other than with respect to the transactions described in the Transaction Agreement.

      SECTION 3.04 TITLE TO PROPERTIES; LIENS . DreamWorks Animation has (a) good, sufficient and legal title to (in the case of fee interests in real property); (b) valid leasehold interests in (in the case of leasehold interests in real or personal property); or (c) good title to (in the case of all other personal property), all of its properties and assets reflected in the Financial Statements, except for assets disposed of since the date of the last of the Financial Statements in the ordinary course of business or in accordance with the transactions described in the Transaction Agreement and except where the failure to have a valid leasehold interest or such title would not reasonably be expected to have a Material Adverse Effect. Except as permitted by this Agreement, all such properties and assets are free and clear of Liens, except for Permitted Encumbrances.

      SECTION 3.05 LITIGATION; ADVERSE FACTS. There are no actions, suits, proceedings, arbitrations or governmental investigations (whether or not purportedly on behalf of DreamWorks Animation) at law or in equity, or before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign (including any environmental claims) that are pending or, to the knowledge of DreamWorks Animation, threatened against DreamWorks Animation or any property of DreamWorks Animation and that, individually or in the aggregate, would, if determined adversely, reasonably be expected to result in a Material Adverse Effect. DreamWorks Animation is not (a) in violation of any applicable laws (including, but not limited to, environmental laws and ERISA) that, individually or in the aggregate, would reasonably be expected to result in a Material Adverse Effect; or (b) subject to or in default with respect to any final judgments, writs, injunctions, decrees, rules or regulations of any court or any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, that, individually or in the aggregate, would reasonably be expected to result in a Material Adverse Effect.

      SECTION 3.06 GOVERNMENTAL REGULATION. Neither DreamWorks Animation nor any of its Subsidiaries is subject to regulation under the Public Utility Holding Company Act of 1935, as amended, the Federal Power Act, the Interstate Commerce Act or the Investment Company Act of 1940, as amended, or under any other federal or state statute or regulation (other than Regulation X of the Board of Governors of the Federal Reserve System) which may limit its ability to incur Debt or which may otherwise render all or any portion of the Subordinated Loan unenforceable.

      SECTION 3.07 DISCLOSURE. No representation or warranty of DreamWorks Animation contained in the Subordinated Loan Documents to which it is a party or in any other document, certificate or written statement furnished to HBO by or on behalf of DreamWorks Animation for use in connection with the transactions contemplated by this Agreement contains any untrue statement of a material fact or omits to state a material fact (known to DreamWorks Animation, in the case of any document not furnished by it) necessary in order to make the statements contained herein or therein not misleading in any material respect in light of the circumstances in which the same were made.

      SECTION 3.08 GOVERNMENTAL AUTHORIZATION AND REQUIRED CONSENTS. The execution and delivery by DreamWorks Animation of each of the Subordinated Loan Documents to which it is a party does not and will not, the assumption of the Subordinated Loan will not, the grant by DreamWorks Animation of the Liens purported to be created in favor of HBO pursuant to any of the Collateral Documents does not and will not and the consummation of the transactions contemplated hereby and thereby will not, require any action by or in respect of, or filing with, any governmental body, agency or governmental official or the consent, authorization or approval of any other Person except (a) such actions or filings that have been undertaken or made prior to the Closing Date and that will be in full force and effect on and as of the Closing Date or which are not required to be filed on or prior to the Closing Date; and (b) such actions or filings (1) the failure of which to take or obtain has not had and would not reasonably be expected to have a Material Adverse Effect; or (2) that relate to the security interests granted or to be granted pursuant to the Collateral Documents.

      SECTION 3.09 NO CONFLICTS. Subject to the consent of the Senior Lenders, the execution and delivery by DreamWorks Animation of each of the Subordinated Loan Documents to which it is a party does not and will not, the assumption of the Subordinated Loan will not, the consummation of the transactions contemplated hereby and thereby will not and the compliance with the terms and provisions of the Subordinated Loan Documents to which it is a party will not
(a) conflict with or result in a breach of, or require any consent under (1) the Organizational Documents of DreamWorks Animation; (2) subject to SECTION 3.08, any provision of applicable law or regulation, the violation of which would reasonably be expected to have a Material Adverse Effect; or (3) any agreement, judgment, injunction, order, decree or other instrument binding upon DreamWorks Animation or any of its assets, the violation of which would reasonably be expected to have a Material Adverse Effect; (b) constitute a default under, or result in the termination of, or result in the acceleration or mandatory prepayment of any Debt evidenced by, any such agreement or instrument; or (c) result in the creation or imposition of any Lien upon any property of DreamWorks Animation pursuant to the terms of any such agreement or instrument.

      SECTION 3.10 NO MATERIAL ADVERSE CHANGE. Since December 31, 2003, and other than as a result of the transactions described in the Transaction Agreement, there has been no development or event that has had or could reasonably be expected to have a Material Adverse Effect.

      SECTION 3.11 TAXES. Each of DreamWorks Animation and its Subsidiaries has filed or caused to be filed all material tax returns which, to the knowledge of DreamWorks Animation, are required to be filed and has paid all taxes shown to be due and payable on said returns or on any assessments made against it or any of its property by any governmental authority (other than any the amount or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of DreamWorks Animation or its Subsidiaries, as the case may be); no tax Lien has been filed, and, to the knowledge of DreamWorks Animation, no claim is being asserted with respect to any such tax, fee or other charge.

      SECTION 3.12 MATTERS RELATING TO COLLATERAL.

      (a) Creation, Perfection and Priority of Liens. The execution and delivery of the Collateral Documents by DreamWorks Animation, together with the actions taken on or prior to the Closing Date pursuant to SECTION 4.01(D), are effective to create in favor of HBO, as security for the Secured Obligations (as defined in the Animation Security Agreement), a valid and perfected first priority lien on all of the Collateral.

      (b) Governmental Authorizations. No authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for either (1) the grant by DreamWorks Animation of the Liens purported to be created in favor of HBO pursuant to any of the Collateral Documents; or (2) the exercise by HBO of any rights or remedies in respect of any Collateral (whether specifically granted or created pursuant to any of the Collateral Documents or created or provided for by applicable law), except for Collateral filings and for advance notices of foreclosure required under applicable law.

      (c) Absence of Third-Party Filings. Except such as may have been filed in favor of HBO or with respect to Permitted Encumbrances, no effective UCC financing statement, fixture filing or other instrument similar in effect covering all or any part of the Collateral is on file in any filing or recording office.

                                    ARTICLE 4

                         CONDITIONS PRECEDENT TO CLOSING

      SECTION 4.01 CLOSING DOCUMENTS. The Closing shall be deemed to have occurred upon the receipt by HBO of the following documents, each of which shall be satisfactory to HBO and its counsel in form and substance and the satisfaction of the additional closing conditions set forth in SECTION 4.02:

      (a) Agreement and Subordinated Note. This Agreement and the Subordinated Note, each duly executed and delivered by DreamWorks Animation.

      (b) DreamWorks Documents. The DreamWorks Loan Agreement and all Subordinated Loan Documents (as defined in the DreamWorks Loan Agreement), each duly executed and delivered by DreamWorks.

      (c) HBO License Agreement Amendment. The HBO License Agreement Amendment, duly executed and delivered by DreamWorks and the Attornment Agreement, duly executed and delivered by DreamWorks Animation and DreamWorks.

      (d) Collateral Documents. The Animation Security Agreement, duly executed and delivered by DreamWorks Animation and granting to HBO a first priority security interest in the Collateral, accompanied by (1) appropriately completed UCC-1 financing statements naming HBO as secured party and DreamWorks Animation as debtor with respect to the Collateral filed in the State of Delaware and such other jurisdictions as HBO shall determine in its sole good faith discretion;
(2) a copyright mortgage, duly executed by DreamWorks Animation which has been or will be submitted for recordation with the U.S. Copyright Office; and (3) such other documents as the Animation Security Agreement shall specify or as HBO shall have reasonably requested, in order to create, perfect and establish the priority of the Lien granted by the Animation Security Agreement.

      (e) Consents. All consents of other Persons, if any, in each case that are necessary in connection with the transactions contemplated by the Subordinated Loan Documents and DreamWorks Loan Agreement, and each of the foregoing shall be in full force and effect.

      (f) Corporate Documents. The following documents with respect to DreamWorks Animation, each certified as indicated below:

            (1) a copy of DreamWorks Animation's certificate of incorporation certified as of a recent date by the Secretary of State of Delaware, together with copies of any agreements entered into by DreamWorks Animation governing the terms or relative rights of its shares and any agreements entered into by shareholders relating to DreamWorks Animation;

            (2) a certificate of the Secretary of State of Delaware, dated as of a recent date, and certifying as to the good standing of, and payment of taxes by, DreamWorks Animation, and if available, which lists the charter documents on file in the office of such Secretary of State;

            (3) a copy of DreamWorks Animation's foreign qualification certificate, certified as of a recent date by the Secretary of State of California and each other jurisdiction where DreamWorks Animation is qualified as a foreign corporation, together with a certificate dated as of a recent date as to the good standing and/or authority to do business of, and payment of taxes by, DreamWorks Animation issued by the Secretary of State of each jurisdiction in which DreamWorks Animation is qualified as a foreign corporation;

            (4) a certificate of the secretary of DreamWorks Animation (or other person with proper authority to execute the same on behalf of DreamWorks Animation), dated the Closing Date and certifying (i) that attached to such certificate is a true and complete copy of resolutions duly adopted by the board of directors of DreamWorks Animation authorizing the execution, delivery and performance of the DreamWorks Distribution Agreement, the DreamWorks Services Agreement, the Subordinated Loan Documents to which it is a party and the Subordinated Loan under this Agreement, and that such resolutions have not been modified, rescinded or amended and are in full force and effect; (ii) that the certificate of incorporation of DreamWorks Animation has not been amended since the date of the last amendment thereto indicated on the certificate of the Secretary of State furnished pursuant to clause (1) above except to the extent specified in such certificate; and (iii) as to the incumbency and specimen signature of each officer of DreamWorks Animation executing the Subordinated Loan Documents to which it is a party and each other document to be delivered by DreamWorks Animation from time to time in connection with any Subordinated Loan Document (and HBO may conclusively rely on such certificate until HBO receives notice in writing from DreamWorks Animation); and

            (5) such additional supporting documents as HBO or its counsel may reasonably request.

      (g) Opinions of Counsel to DreamWorks Animation. Opinions, in substantially the form of Exhibits C-1 and C-2 attached hereto, dated the Closing Date, of Cravath, Swaine & Moore LLP, outside counsel to DreamWorks Animation, and of Katherine Kendrick, general counsel of DreamWorks Animation, covering such matters as HBO may reasonably request.

      (h) UCC Searches. UCC, copyright office and other searches satisfactory to HBO in the States of California, New York and Delaware, the U.S. Copyright Office and such other jurisdictions as HBO shall determine in its sole good faith discretion, indicating that no other filings (other than in connection with Permitted Encumbrances) with regard to the Collateral are of record in any jurisdiction in which it shall be necessary or desirable for HBO to make a filing to provide HBO with a first priority perfected security interest in the Collateral pursuant to the applicable laws of the United States, any state thereof or any other jurisdiction specified by HBO in its good faith discretion.

      (i) Closing Certificate. A certificate, executed by an Authorized Officer of DreamWorks Animation, dated the Closing Date, certifying as to the matters set forth in SECTION 4.02(A), (B) and (C), in each case, as of the Closing Date.

      (j) Other Documents. Such other documents as HBO or its counsel may reasonably request.


      SECTION 4.02 ADDITIONAL CLOSING CONDITIONS. The Closing is subject to the satisfaction of the following additional conditions precedent:

      (a) No Default or Event of Default shall have occurred and be continuing and no Event of Default (as defined in the Original Subordinated Loan Agreement) shall have occurred and be continuing under the Original Subordinated Loan Agreement.

      (b) The representations and warranties made by DreamWorks Animation in
SECTION 3 shall be true and complete in all material respects on and as of the Closing Date (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date).

      (c) No material default by DreamWorks shall have occurred and be continuing under the HBO License Agreement and no material default by DreamWorks Animation shall have occurred and be continuing under the Attornment Agreement.

      (d) All of the conditions precedent to closing set forth in the Transaction Agreement and in the DreamWorks Loan Agreement shall have been satisfied, including, but not limited to, the prepayment by DreamWorks Animation of the Subordinated Loan in a principal amount equal to Thirty Million Dollars ($30,000,000).

                                    ARTICLE 5

                                    COVENANTS

      DreamWorks Animation hereby agrees that, from and after the Closing Date and so long as any part of the Subordinated Loan remains outstanding and unpaid or any other amount is owing to HBO, and for the benefit of HBO:

      SECTION 5.01 FINANCIAL STATEMENTS AND OTHER REPORTS. DreamWorks Animation shall furnish to HBO:

      (a) as soon as available, but in any event within 90 days after the end of each fiscal year of DreamWorks Animation, a copy of the Consolidated balance sheet of DreamWorks Animation and its Consolidated Subsidiaries as at the end of such year and the related Consolidated statements of income and retained earnings and of cash flows for such year, setting forth in each case in comparative form the figures for the previous year, reported on without qualification, by independent certified public accountants of nationally recognized standing;

      (b) as soon as available, but in any event not later than 45 days after the end of each of the first three quarterly periods of each fiscal year of DreamWorks Animation (commencing with the fiscal quarter ending on September 30, 2004), a copy of the unaudited Consolidated balance sheet of DreamWorks Animation and its Consolidated Subsidiaries as at the end of such quarter and the related unaudited Consolidated statements of income and retained earnings and of cash flows of DreamWorks Animation and its Consolidated Subsidiaries for such quarter and the portion of the fiscal year through the end of such quarter, setting forth in each case in comparative form the figures for the previous year;

      (c) within 15 days after the delivery of the financial statements referred to in SECTION 5.01(A), a certificate of the independent certified public accountants reporting on such financial statements stating that in making the examination necessary therefor no knowledge was obtained of any Default or Event of Default, except as specified in such certificate;

      (d) concurrently with the delivery of the financial statements referred to in SECTION 5.01(A) and within 15 days after the delivery of the financial statements referred to in SECTION 5.01(B), a certificate of an Authorized Officer (1) stating that such Authorized Officer has obtained no knowledge of any Default or Event of Default except as specified in such certificate; (2) including calculations in reasonable detail with respect to compliance with
SECTION 5.05 and SECTION 5.07; and (3) certifying that the financial statements delivered for such period are fairly stated in all material respects (subject to normal year end adjustments);

      (e) concurrently with the delivery of the financial statements referred to in SECTION 5.01(A) and within 15 days after the delivery of the financial statements referred to in SECTION 5.01(B), projections in form and scope reasonably acceptable to HBO for the Test Period commencing immediately after the fiscal period covered by such financial statements, including an operating budget and cash flow budget of DreamWorks Animation and its Subsidiaries for such period and sufficient information in reasonable detail to support the calculation of Projected Sources and Projected Uses for such Test Period, such projections to be accompanied by a certificate of an Authorized Officer to the effect that such projections have been prepared on the basis of sound financial planning practice and that such Authorized Officer has no reason to believe they are incorrect or misleading in any material respect;

      (f) promptly after the same become publicly available, copies of all periodic reports, proxy statements and other materials filed by DreamWorks Animation or any of its Subsidiaries with the Securities and Exchange Commission (or any successor thereto) or any national securities exchange, or distributed by DreamWorks Animation or any of its Subsidiaries to its security holders generally, as the case may be; and

      (g) with reasonable promptness, such other information and data with respect to DreamWorks Animation or any of its Subsidiaries as from time to time may be reasonably requested by HBO.

All such financial and other statements shall be complete and correct in all material respects and shall be prepared in reasonable detail. All such financial statements shall be prepared in accordance with GAAP applied consistently throughout the periods reflected therein (except as may be approved by such Authorized Officer or accountants, as the case may be, and disclosed therein).

      SECTION 5.02 CONDUCT OF BUSINESS AND MAINTENANCE OF EXISTENCE. DreamWorks Animation shall continue to engage in the entertainment business. DreamWorks Animation shall preserve, renew and keep in full force and effect its existence and take all reasonable action to maintain all rights, privileges and franchises necessary or desirable in the normal conduct of its business.

      SECTION 5.03 MAINTENANCE OF PROPERTIES. DreamWorks Animation shall maintain or cause to be maintained in good repair, working order and condition, ordinary wear and tear excepted, all properties necessary to the operation of the business of DreamWorks Animation.

      SECTION 5.04 COMPLIANCE WITH LAWS, ETC. DreamWorks Animation shall comply with the requirements of all applicable laws, rules, regulations and orders of any governmental authority (including, but not limited to, all environmental laws, ERISA and payment of taxes), noncompliance with which would reasonably be expected to cause, individually or in the aggregate, a Material Adverse Effect.

      SECTION 5.05 DEBT. DreamWorks Animation shall not, directly or indirectly, create, incur, assume or directly or indirectly guaranty, or otherwise become or remain directly or indirectly liable with respect to, any Debt unless, after giving pro forma effect thereto and the application of proceeds thereof, DreamWorks Animation shall be in compliance with the Leverage Ratio covenant set forth in Section 7.1(b) of the Senior Credit Agreement (or such other debt to capitalization ratio covenant as may appear in any successor or replacement Senior Credit Agreement, as such provisions may be amended or waived from time to time by DreamWorks Animation and the applicable Senior Lenders (including, but not limited to, any such amendment or waiver that results from the amendment or modification of the definition of any term that is used (or any interpretive provision that is applied) in the calculation of the Leverage Ratio covenant); provided, however, that for purposes of determining compliance by DreamWorks Animation with this
SECTION 5.05, the maximum permitted Leverage Ratio or other debt to capitalization ratio (as such ratio may be amended or waived from time to time) shall be deemed to be increased by 0.25 over the ratio then set forth in the then-existing Senior Credit Agreement, as the case may be (in either case, as so amended or waived). By way of example, and solely for the avoidance of confusion, if the then-applicable Leverage Ratio as set forth in Section 7.1(b) of the Senior Credit Agreement were 0.60 to 1.00, DreamWorks shall be deemed to be in compliance with this SECTION 5.05 if the Leverage Ratio is not greater than 0.85 to 1.00.

      SECTION 5.06 PROHIBITION ON LIENS. DreamWorks Animation shall not, directly or indirectly, create, incur, assume or permit to exist any Lien on or with respect to any property or asset of any kind of DreamWorks Animation, whether now owned or hereafter acquired, or any income, profits or proceeds therefrom, or assign or otherwise convey any right to receive income or profits therefrom, unless DreamWorks Animation shall make or cause the obligations of DreamWorks Animation to HBO hereunder and under the other Subordinated Loan Documents to be secured by such Lien equally and ratably with any and all other Debt secured thereby as long as any such Debt shall be so secured; provided, however, that such Liens may not include a Lien on the Collateral, including, but not limited to, DreamWorks Animation's rights to receive payments of license fees from DreamWorks or HBO in connection with the Attornment Agreement or the HBO License Agreement. Notwithstanding the foregoing, the following Liens shall be permitted hereunder:

      (a)   Permitted Encumbrances; and

      (b)   Liens granted pursuant to the Collateral Documents.


      SECTION 5.07 RESTRICTED PAYMENTS. Subject to the last sentence of this
SECTION 5.07, DreamWorks Animation and its Subsidiaries shall be permitted to make Restricted Payment(s) in the following circumstances:

      (a) DreamWorks Animation shall be permitted to repurchase Equity Interests in DreamWorks Animation issued under the Employee Equity Plan, by means of cash payments (any such repurchase, an "EMPLOYEE EQUITY REPURCHASE"), so long as the aggregate cash amount so expended in making such repurchases shall not exceed
(1) $10,000,000 in any fiscal year plus (2) any portion of the $10,000,000 available under clause (1) above in any previous fiscal year which has not been expended plus (3) the aggregate cash proceeds received in connection with the sale of any Equity Interests in DreamWorks Animation to any employee (other than Jeffrey Katzenberg) of DreamWorks Animation or any of its Subsidiaries after the Closing Date and on or prior to the date of such repurchase; and

      (b) DreamWorks Animation shall be permitted to make any Restricted Payment if, at the time of making thereof, such Restricted Payment is then permitted under the terms of the Senior Credit Agreement, as such agreement or guarantee may be amended or waived from time to time.

Notwithstanding the foregoing, DreamWorks Animation shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, declare, order, pay, make or set apart any sum for any Restricted Payment under SECTION 5.07(A) or
(B) unless at the time of the proposed Restricted Payment, all interest and principal due and payable on the Subordinated Loan (including any interest and/or principal prohibited from being paid on a current basis in accordance with the Remedies Bar Period and/or the subordination provisions of Section 2 of the Subordinated Note) are being paid currently to HBO.

      SECTION 5.08 TRANSACTIONS WITH SHAREHOLDERS AND AFFILIATES. DreamWorks Animation shall not, directly or indirectly, enter into any transaction, including, but not limited to, any purchase, sale, lease or exchange of property or the rendering of any service, with any of its Affiliates (each of the foregoing, an "AFFILIATE TRANSACTION"), unless such Affiliate Transaction is on terms that are no less favorable to DreamWorks Animation or the relevant Affiliate or Subsidiary than those that would have been obtained in a comparable arm's-length transaction by DreamWorks Animation or such Affiliate or Subsidiary with an unrelated Person; provided that this SECTION 5.08 shall not restrict the ability (a) of DreamWorks Animation to make Restricted Payments otherwise permitted under SECTION 5.07; (b) of DreamWorks Animation to enter into the DreamWorks Distribution Agreement; (c) of DreamWorks Animation to enter into the DreamWorks Services Agreement; and (d) transactions permitted by the terms of the Senior Credit Agreement, as such agreement may be amended or waived.

      SECTION 5.09 RESTRICTIONS ON ORGANIZATIONAL DOCUMENTS. DreamWorks Animation will not amend any of its Organizational Documents, if such amendment would materially adversely affect DreamWorks Animation's ability to repay the Subordinated Loan in accordance with the provisions of the Subordinated Loan Documents or materially adversely affect HBO's Lien on the Collateral.

                                    ARTICLE 6

                 EVENTS OF DEFAULT; REMEDIES; LIMITATION EVENTS

      SECTION 6.01 EVENTS OF DEFAULT. The occurrence of one or more of the following events shall constitute an "EVENT OF DEFAULT" hereunder, whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body:

      (a) a default in the payment of all or any part of the principal on the Subordinated Loan as and when the same shall become due and payable whether at maturity, upon any redemption, by declaration or otherwise and irrespective of whether any such payment is barred by the pendency of a Remedies Bar Period and/or the subordination provisions of Section 2 of the Subordinated Note; or

      (b) a default in the payment of any installment of interest upon the Subordinated Loan or any other obligations payable under this Agreement as and when the same shall become due and payable (irrespective of whether any such payment is barred by the pendency of a Remedies Bar Period and/or the subordination provisions of Section 2 of the Subordinated Note), and continuance of such default for a period of 10 Business Days; or

      (c) the Senior Lenders take remedies with respect to the Senior Debt that causes the Senior Debt to become due prior to the stated maturity thereof or the Senior Debt shall not be paid in full at its final stated maturity (as the same may be extended from time to time); or

      (d) the failure of any Collateral Document to be in full force and effect at all times or the failure of HBO to have a valid and perfected first priority lien in any Collateral purported to be covered thereby unless, in each case, such failure occurs as the result of an action or failure to act by HBO; or

      (e) (1) DreamWorks Animation shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to Reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts; or (B) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or DreamWorks Animation shall make a general assignment for the benefit of its creditors; or (2) there shall be commenced against DreamWorks Animation any case, proceeding or other action of a nature referred to in clause (1) above which (i) results in the entry of an order for relief or any such adjudication or appointment; or (ii) remains undismissed, undischarged or unbonded for a period of 60 days; or (3) there shall be commenced against DreamWorks Animation any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets which results in the entry of an order for any such relief which shall not have been vacated, discharged or stayed or bonded pending appeal within 60 days from the entry thereof; or (4) DreamWorks Animation shall take any action in furtherance of, or indicating its consent to, approval of or acquiescence in, any of the acts set forth in clause (1), (2) or (3) above; or (5) DreamWorks Animation shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due.

      SECTION 6.02 REMEDIES FOR EVENTS OF DEFAULT. Upon the occurrence of each and every Event of Default, and at any time thereafter during the continuance of such Event of Default, the following shall occur and HBO may take any or all of the following actions at the same or different times:

      (a) interest on the Subordinated Loan shall accrue at the Post-Default
Rate;

      (b) subject to the pendency of a Remedies Bar Period, by notice in writing to DreamWorks Animation, HBO may declare the entire principal amount of the Subordinated

Loan, together with all accrued interest thereon, to be immediately due and payable, whereupon such amounts shall be immediately due and payable without presentment, demand, protest or other formalities of any kind, all of which are hereby expressly waived by DreamWorks Animation; provided, however,

            (1) in the case of the occurrence of an Event of Default referred to in clause (1) or (2) of SECTION 6.01(E), notwithstanding any Remedies Bar Period or the provisions of Section 2 of the Subordinated Note, the principal amount then outstanding of, and the accrued interest on, the Subordinated Loan shall automatically become due and payable without presentment, demand, protest or other formalities of any kind, all of which are hereby expressly waived by DreamWorks Animation; and

            (2) in the case of an occurrence of an Event of Default other than an Event of Default referred to in clause (1) or (2) of SECTION 6.01(E), so long as any part of the Senior Debt remains unpaid, HBO shall provide to the Designated Senior Agent a copy of the notice provided to DreamWorks in accordance with this SECTION 6.02(B) and shall not exercise its remedies under this SECTION 6.02(B) until 5 Business Days after such notice is delivered to the Designated Senior Agent.

      (c) subject to the pendency of a Remedies Bar Period, HBO may exercise its rights and remedies in the Collateral and against DreamWorks Animation as provided under the Animation Security Agreement; provided, however, so long as any part of the Senior Debt remains unpaid, HBO shall not be entitled to exercise its rights and remedies provided in this SECTION 6.02(C) until the Scheduled Maturity Date (but without limiting any of HBO's other rights and remedies hereunder or under any other Subordinated Loan Document).

For the avoidance of doubt, subject to SECTION 6.02(C), HBO shall be entitled to exercise any and all of its rights and remedies against DreamWorks upon the conclusion of any Remedies Bar Period.

      SECTION 6.03 OTHER REMEDIES FOR BREACH.

      (a) HBO shall be entitled to charge interest at the Post-Default Rate in accordance with SECTION 2.06(A).

      (b) Subject to Section 2 of the Subordinated Note, if:

            (1) any representation, warranty, certification or statement made by DreamWorks Animation in any Subordinated Loan Document shall prove to have been incorrect in any material respect when made or furnished; or

            (2) DreamWorks Animation shall fail to duly observe or perform any covenants or agreements contained in the Subordinated Loan Documents to which it is a party;

HBO shall be entitled to exercise any of its equitable remedies arising by contract or under applicable law, including the right to seek injunctive relief; provided, however,

            (i) in no event would such breaches or defaults give rise to any right of HBO to accelerate the maturity of the Subordinated Loan or to foreclose upon or otherwise exercise remedies in respect of the Collateral;

            (ii) so long as any part of the Senior Debt remains unpaid, HBO shall provide to the Designated Senior Agent a notice of such default and shall not exercise its remedies under this SECTION 6.03(B) until 5 Business Days after such notice is delivered to the Designated Senior Agent; and

            (iii) so long as any part of the Senior Debt remains unpaid, in the case of a breach or default with respect to SECTION 5.05, HBO shall not exercise its remedies under this SECTION 6.03(B) without the consent of the Senior Lenders (although interest on the Subordinated Loan shall accrue at the Post-Default Rate with respect to such default regardless of whether any such consent has been obtained).

      SECTION 6.04 LIMITATION EVENTS. If Jeffrey Katzenberg does not continue to remain actively involved in the operation of the business of DreamWorks Animation, the interest rate on the Subordinated Loan will automatically increase by 2.00% (200 basis points) per annum in excess of the interest rate otherwise payable in accordance with SECTION 2.06(A).

      SECTION 6.05 NO EFFECT UPON HBO LICENSE AGREEMENT OR HBO SENIOR SECURITY AGREEMENT. For the avoidance of doubt, the parties hereby agree that nothing in this Agreement or in any other Subordinated Loan Document shall be construed or interpreted as having any impact of any kind or nature whatsoever on HBO's rights and remedies arising under the HBO License Agreement, the HBO Senior Security Agreement, the Attornment Agreement and all related documentation. Without limiting the generality of the foregoing, for the avoidance of doubt, the parties hereby agree that nothing in this Agreement or in any other Subordinated Loan Document shall be construed so as to amend, modify or alter the calculation, amount or payment of the Annual Prepayment or License Fee (as each such term is defined in the HBO License Agreement) under the HBO License Agreement.

                                    ARTICLE 7
                                  MISCELLANEOUS

      SECTION 7.01 NOTICES. All notices, demands and other communications to any party hereunder shall be in writing (including facsimile or similar writing) and shall be given to such party at its address set forth on Schedule 7.01 annexed hereto, or such other address as such party may hereafter specify in writing for the purpose (in the case of DreamWorks Animation, by notice to HBO, and in the case of HBO, by notice to DreamWorks Animation). Each such notice, demand or other communication shall be effective (a) if given by facsimile, when such facsimile is transmitted to the facsimile number specified on Schedule 7.01 annexed hereto and upon receipt of confirmation of a successful complete transmission; (b) if given by mail, four days after such communication is deposited in the mail with first class postage prepaid, addressed as aforesaid; or (c) if given by any other means, when delivered at the address specified in this SECTION 7.01.

      SECTION 7.02  NO WAIVERS; CUMULATIVE REMEDIES; AMENDMENTS.

      (a) No failure or delay on the part of any party in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to any party at law or in equity or otherwise.

      (b) Any provision of this Agreement, the Subordinated Note or any other Subordinated Loan Document to which DreamWorks Animation is a party may be amended, supplemented or waived if, but only if, such amendment, supplement or waiver is in writing and is signed by DreamWorks Animation and HBO.

      SECTION 7.03 INDEMNIFICATION. DreamWorks Animation (for the purposes of this Section, the "INDEMNIFYING PARTY") agrees to indemnify and hold harmless HBO, its Affiliates, and each Person, if any, who controls HBO, or any of its affiliates, within the meaning of the Securities Act or the Exchange Act (a "CONTROLLING PERSON"), and the respective partners, agents, employees, officers and directors of HBO, its Affiliates and any such Controlling Person (each an "INDEMNIFIED PARTY" and collectively, the "INDEMNIFIED Parties"), from and against any and all losses, claims, damages, liabilities and reasonable expenses (including, but not limited to and as incurred, reasonable costs of investigating, preparing or defending any such claim or action, whether or not such Indemnified Party is a party thereto) arising out of, or in connection with the transactions contemplated by this Agreement including, but not limited to, the use of proceeds of the Subordinated Loan by DreamWorks and/or DreamWorks Animation, and the other Subordinated Loan Documents; provided that the Indemnifying Party will not be responsible for any claims, liabilities, losses, damages or expenses that are determined by judgment of a court of competent jurisdiction to result from such Indemnified Party's gross negligence, willful misconduct or bad faith. The Indemnifying Party also agrees that (a) the Indemnified Parties shall have no liability (except in the case of HBO for breach of provisions of this Agreement) for claims, liabilities, damages, losses or reasonable expenses, including legal fees, incurred by the Indemnifying Party in connection with this Agreement or any other

Subordinated Loan Document or any of the transactions contemplated hereunder or thereunder unless they are determined by judgment of a court of competent jurisdiction to result from HBO's gross negligence, willful misconduct or bad faith; and (b) the Indemnified Parties shall in no event have any liability to the Indemnifying Party or DreamWorks Animation on any theory of liability for any special, indirect, consequential or punitive damages (as opposed to direct, actual damages) arising out of, in connection with, or as a result of this Agreement or any other Subordinated Loan Document or any of the transactions contemplated hereunder or thereunder.

      The indemnification, contribution and expense reimbursement obligations set forth in this SECTION 7.03 (a) shall be in addition to any liability the Indemnifying Party may have to any Indemnified Party at common law or otherwise;
(b) shall survive the termination of this Agreement and the payment in full of the Subordinated Loan; and (c) shall remain operative and in full force and effect regardless of any investigation made by or on behalf of HBO or any other Indemnified Party.

      SECTION 7.04 EXPENSES; DOCUMENTARY TAXES. If an Event of Default occurs, DreamWorks Animation agrees to pay all out-of-pocket expenses incurred by HBO, including reasonable fees and disbursements of counsel, in connection with such Event of Default and collection, bankruptcy, insolvency, the realization upon any Collateral and other judicial or enforcement proceedings resulting therefrom. In addition, DreamWorks Animation agrees to pay any and all stamp, transfer and other similar taxes, assessments or charges payable in connection with the execution and delivery of this Agreement or the issuance of the Subordinated Loan.

      SECTION 7.05 SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon DreamWorks Animation and upon HBO and their respective permitted successors and assigns.

      SECTION 7.06 ASSIGNMENT. HBO shall have the right at any time to (a) sell, assign or transfer to any Eligible Assignee, with the prior written consent of DreamWorks Animation (not to be unreasonably withheld), undivided interests in the Subordinated Loan made by it or any other interest herein or any other obligation owed to it; or (b) sell participations to any Person in undivided interests in the Subordinated Loan made by it or any other interest herein or in any other obligations owed to it. Notwithstanding the foregoing, (i) each Person to whom any such sale, assignment or participation is made shall agree with HBO in writing, for the benefit of DreamWorks Animation and the Senior Lenders, to be bound by all of the provisions of the Subordinated Loan Documents, including, but not limited to, SECTION 7.07 and the provisions of the Subordinated Note;
(ii) no such sale, assignment or transfer shall, without the prior written consent of DreamWorks Animation, require DreamWorks Animation to file a registration statement with the Commission or apply to qualify such sale, assignment or transfer under the securities laws of any state; (iii) all such assignments, sales and transfers shall be in an amount at least equal to $10,000,000; (iv) interests in the Subordinated Loan shall not be held by more than five different holders at any one time; (v) HBO shall at all times continue to hold a majority interest in the Subordinated Loan; (vi) such assignees, participants and transferees shall not have the right to participate in or consent to any amendment with respect to the Subordinated Loan Documents except for amendments with respect to any extension of the Schedule Maturity Date, any reduction of the principal amount of the Subordinated Loan or any reduction of the Interest

Rate or the Post-Default Rate; and (vii) other than to an Affiliate of HBO, HBO shall not (without the prior written consent of DreamWorks Animation (not to be unreasonably withheld)) assign, transfer or sell any interest in the Subordinated Loan to a competitor of DreamWorks Animation. DreamWorks Animation may not assign or otherwise transfer its rights or obligations under this Agreement to any other Person without the prior written consent of HBO.

      SECTION 7.07 CONFIDENTIALITY. HBO shall hold all non-public information obtained pursuant to the requirements of this Agreement which has been identified as confidential by DreamWorks Animation in accordance with HBO's customary procedures for handling confidential information of this nature, it being understood and agreed by DreamWorks Animation that in any event HBO may
(a) with DreamWorks Animation's prior written consent (not to be unreasonably withheld), make disclosures reasonably required by any bona fide prospective assignee, transferee or participant that agrees to be bound by this SECTION 7.07 in connection with the contemplated assignment or transfer by HBO of the Subordinated Loan or any participations therein; or (b) make disclosures required or requested by any governmental agency or representative thereof or pursuant to court order, subpoena or other legal process; provided that, unless specifically prohibited by applicable law, regulation or court order, HBO shall notify DreamWorks Animation of any request by any governmental agency or representative thereof (other than any such request in connection with any examination of the financial condition of HBO by such governmental agency) for disclosure of any such non-public information prior to disclosure of such information; and provided, further, that in no event shall HBO be obligated or required to return any materials furnished by or on behalf of DreamWorks Animation.

      SECTION 7.08 NEW YORK LAW; SUBMISSION TO JURISDICTION; WAIVER OF JURY TRIAL. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK. EACH PARTY HERETO HEREBY SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK AND OF ANY NEW YORK STATE COURT SITTING IN NEW YORK CITY FOR PURPOSES OF ALL LEGAL PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY HERETO IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT AND ANY CLAIM THAT ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

      SECTION 7.09 SEVERABILITY. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

      SECTION 7.10 CAPTIONS. The table of contents and captions and section headings appearing in this Agreement are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Agreement.

      SECTION 7.11 COUNTERPARTS. This Agreement may be executed in any number of counterparts each of which shall be an original with the same effect as if the signatures thereto and hereto were upon the same instrument.

                  (remainder of page intentionally left blank)

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers, as of the date first above written.

                                    DREAMWORKS ANIMATION SKG, INC.



                                    By:
                                          ------------------------------

                                    Name:
                                          ------------------------------

                                    Title:
                                          ------------------------------



                                    HOME BOX OFFICE, INC.



                                    By:
                                          ------------------------------

                                    Name:
                                          ------------------------------

                                    Title:
                                          ------------------------------




                                      S-1